EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Metromedia Fiber Network, Inc., of our reports dated June 15, 1999 relating to the financial statements of the Palo Alto Internet Exchange (a business of Compaq Computer Corporation), which are incorporated by reference in the Registration Statement on Form S-3 (Registration No. 333-53500) of Metromedia Fiber Network, Inc. dated February 12, 2001, and which appear in Amendment No. 2 to the Registration Statement on Form S-4 (Registration No. 333-49684) of Metromedia Fiber Network, Inc., dated January 26, 2001.




/s/ PRICEWATERHOUSECOOPERS LLP, Independent Accountants
Boston, Massachusetts
February 13, 2001